UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 13, 2021
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Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 Race Track Road
Tampa, Florida 33626
(Address of Principal Executive Offices) (Zip Code)
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(Registrant's Telephone Number, Including Area Code): (813) 659-5921
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 13, 2021, Halo, Purely for Pets, Inc. (“Halo”), a wholly owned subsidiary of Better Choice Company Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Wintrust Amendment”) of its long-term credit facility with Old Plank Trail Community Bank, N.A., a Wintrust community bank (“Lender”) to increase the revolving line of credit from $6.0 million to $7.5 million. The term loan portion of the credit facility remains at $6.0 million. The interest rate on the credit facility remains at LIBOR plus 250 basis points with an interest rate floor of 2.50% per annum. The credit facility is still scheduled to mature on January 6, 2024. The Wintrust Amendment also required Halo to further secure the credit facility with a pledge of a deposit account with Lender in the amount of $1.5 million. As a result of the Wintrust Amendment, the guaranty and collateral pledge of John M. Word III, a member of the Company’s Board of Directors (the “Board”) was terminated and released.
The foregoing description of the Wintrust Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Wintrust Amendment, the Revolving Note and the Deposit Account Pledge Agreement attached to this Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.
The disclosure in Item 1.01 and Exhibits 10.1, 10.2 and 10.3 of this Form 8-K are incorporated herein by reference.
Item 8.01    Other Events.
On August 16, 2021, the Board authorized and approved a stock repurchase plan (the “Repurchase Plan”) for up to $2 million of the currently outstanding shares of the Company’s common stock through December 31, 2021. Under the Repurchase Plan, the Company intends to repurchase shares through open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”).
The Board also authorized the Company to enter into written trading plans under Rule 10b5-1 of the Exchange Act. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows a company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under any Rule 10b5-1 trading plan, the Company’s third-party broker, subject to Securities and Exchange Commission regulations regarding certain price, market, volume and timing constraints, would have authority to purchase the Company’s common stock in accordance with the terms of the plan. The Company may from time to time enter into Rule 10b5-1 trading plans to facilitate the repurchase of its common stock pursuant to its Repurchase Plan.
The Company cannot predict when or if it will repurchase any shares of common stock as such stock repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions, and alternative investment opportunities. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.
This report contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by the Company of its common stock pursuant to any Rule 10b5-1 trading plans. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the NYSE American; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward looking statements or information, including those contained in this report.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibits	Description
10.1
First Amendment to Loan and Security Agreement, dated as of January 6, 2021, by and between Old Plank Trail Community Bank, N.A. ("Lender") and Halo, Purely for Pets, Inc., a Delaware corporation ("Halo")

10.2	Revolving Promissory Note, dated as of August 13, 2021, issued by Halo in favor of Lender.
10.3	Deposit Account Pledge Agreement, dated as of August 13, 2021, executed and delivered by Halo in favor of Lender.
99.1	Press Release regarding the Repurchase Plan dated August 17, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Sharla A. Cook
	Name:	Sharla A. Cook
	Title:	Chief Financial Officer

August 17, 2021
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